Exhibit 99.2

Other corporate-related recent developments

Based upon preliminary estimates, as of December 31, 2014, excluding the cash and cash equivalents, short-term and long-term investments held by our subsidiaries, we had cash and cash equivalents, short-term and long-term investments totaling approximately $136 million. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Intrexon management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This financial information is subject to completion of our year-end financial closing procedures, the preparation of our financial statements, and the completion of the audit of our financial statements as of and for the year ended December 31, 2014, and our actual results may differ from these estimates.